                                                                    EXHIBIT 99.1
                         [REPUBLIC BANCORP, INC. LOGO]



                                                                            NEWS
                             WWW.REPUBLICBANCORP.COM                NASDAQ: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher               Kristine D. Brenner
Exec.V.P., Treasurer & CFO       Director of Investor Relations
tmenacher@republicbancorp.com    kbrenner@republicbancorp.com
(989) 725-7337                   (989) 725-7337


   REPUBLIC BANCORP REPORTS FOURTH QUARTER RESULTS AND RECORD EARNINGS IN 2003

                            ------------------------


                            2003 HIGHLIGHTS INCLUDE:

                            - Earnings per share of $.95, up 8%
                            - Record net income of $60.7 million, up 7%
                            - Return on equity of 17.33%
                            - Total assets of $5.4 billion
                            - Strong loan portfolio growth of 14%

ANN ARBOR, MICHIGAN-JANUARY 13, 2004-REPUBLIC BANCORP INC., (NASDAQ: RBNC), today announced record net income for the year ended December 31, 2003 of $60,726,000, an increase of 7% over net income of $56,677,000 earned in 2002. Diluted earnings per share were $.95, up 8% from $.87 earned in 2002. Net income generated annualized returns of 1.23% on average assets and 17.33% on average shareholders' equity for the year ended December 31, 2003.

"The Company had an outstanding year," commented Dana M. Cluckey, President and Chief Executive Officer. "The Company's three business lines all contributed to our strong growth in assets, which were up 12% for the year. This growth was driven by the increase in our loan portfolio of almost 14%. We believe our asset growth in 2003 and strong capital position will provide the momentum necessary for a very successful 2004," added Mr. Cluckey.

Net income for the fourth quarter was $14,625,000, an increase of 6% over the $13,742,000 earned for the same period in 2002. Diluted earnings per share were $.23, an increase of 6% over the $.21 earned in 2002.

Results for 2003 reflect strong performance for the Company's three business lines:

   - The commercial loan portfolio grew $52 million, or 4% over 2002. SBA closings for the year were $47 million, up 12% from 2002.

   - The Company had an outstanding year in mortgage banking. During 2003, the Company originated $4.0 billion in single-family residential mortgages. In addition, the residential mortgage portfolio grew $421 million, or 26% over 2002. At December 31, 2003, the Company's mortgage loan pipeline of applications in process was $312 million.

   - Retail banking results were also strong during the year. The direct consumer loan portfolio grew $52 million, or 9% over 2002. The Company also had excellent growth in core deposits, which increased $97 million, or 7% for the year.

Net interest income increased $645,000 for the year ended December 31, 2003 compared to 2002 primarily due to an increase in interest earning assets. For the year ended December 31, 2003, the Company's net interest margin was 3.07%, compared to 3.31% for 2002.

Effective December 31, 2003, the Company adopted FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 requires the Company to reclassify its trust preferred securities balance of $50 million as long-term debt and the dividends paid on its trust preferred securities as interest expense. In prior periods, dividends on trust preferred securities were classified as a component of noninterest expense.

The requirements of FIN 46 did not impact the Company's net income or earnings per share. All prior periods have been restated to reflect the adoption of FIN
46. For comparison purposes only, if the dividends paid on trust preferred securities would not have been reclassified as interest expense, the Company's net interest margin for the quarter and year ended December 31, 2003 would have been 3.04% and 3.16%, respectively.

Total noninterest income, excluding gain on sale of securities, increased $8.4 million, or 17% for the year ended December 31, 2003. The increase was primarily due to higher levels of service charges, mortgage banking income and income from bank owned life insurance.

The Company's asset quality remains very sound. Total non-performing assets were unchanged at December 31, 2003, compared to the prior year end. Net charge-offs to total average loans were only 18 basis points for 2003 and remain below the Company's peer group. The Company's allowance for loan losses to loans, excluding residential real estate mortgages, was 1.88% at December 31, 2003.

Effective January 1, 2003, the Company adopted the fair value method of recording stock options under SFAS 123. In accordance with the transitional guidance of SFAS 148, the fair value method of accounting for stock options will be applied prospectively to awards granted subsequent to January 1, 2003. In 2003, the Company issued restricted stock in lieu of stock option grants. (Expenses related to restricted stock are included in salaries and employee benefits on the income statement.) As a result, the income statement impact associated with expensing stock options was immaterial in 2003.

During the fourth quarter of 2003, the Company repurchased 168,000 shares at an average price of $13.02 per share under the 2001 Stock Repurchase Program. For the year ended December 31, 2003, the Company repurchased 1,160,000 shares at an average of $11.87 under the 2001 Stock Repurchase Program. The 2001 Stock Repurchase Program allows for the repurchase of up to 4,300,000 shares, of which 8,000 shares are available for repurchase at December 31, 2003. In July 2003, the Board of Directors also approved a 2003 Stock Repurchase Program authorizing the repurchase of up to 2,200,000 additional shares. All of the shares under this program are available for repurchase at December 31, 2003.

The Company's capital ratios continue to be in excess of the requirements for a well-capitalized bank. At December 31, 2003, the Company's total risk-based capital ratio was a strong 12.85% and Tier 1 leverage ratio was 8.04%.

During the fourth quarter of 2003, the Company completed the sale of its Menominee, Michigan branch office, located in the Upper Peninsula. The sale did not have a significant impact on the results of operations for the Company.

As recently announced, in January 2004, Republic Bancorp was named to FORTUNE's "100 Best Places to Work in America" for the fourth year. The Company ranked as the 5th Best Place to Work in the country.

ABOUT THE COMPANY
Republic Bancorp Inc., with $5.4 billion in assets, is the third largest bank holding company headquartered in Michigan and the 82nd largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 93 retail, commercial and mortgage banking offices and 93 ATMs. The Company is the #1 Small Business Administration bank lender based in Michigan for the 10th consecutive year and one of the Midwest's top ten retail mortgage lenders. Republic was recently named as the 5th Best Place to Work in America by FORTUNE magazine (fourth year ranked on FORTUNE's "100 Best Places to Work in America") and was named to Working Mother magazine's list of "100 Best Companies for Working Mothers" three years in a row.

Information about Republic Bancorp's financial results and its products and services, including on-line mortgage applications and its Internet banking system, ExpressNet, can be accessed at WWW.REPUBLICBANCORP.COM.

CASH DIVIDEND
The Company currently pays an annual cash dividend of $.38 per common share, which represents a yield of approximately 2.7% based on the Company's current stock price.

SAFE HARBOR STATEMENT
As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp's most recent filings on Form 10-K and Form 10-Q with the Securities and Exchange Commission.

                     REPUBLIC BANCORP INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                    DEC. 31,       SEPT. 30,       JUNE 30,      DEC. 31,
                                                                      2003           2003            2003          2002
                                                                      ----           ----            ----          ----
                                                                                 (Unaudited)     (Unaudited)
ASSETS
Cash and cash equivalents....................................   $     63,858    $     76,566    $     89,976   $     75,625
Mortgage loans held for sale.................................        135,360         391,369         479,753        660,999
Securities available for sale ...............................        607,450         459,933         292,722        170,456
Securities held to maturity (at cost)........................        156,555               -               -              -
Loans........................................................      4,157,514       3,999,974       3,954,998      3,656,543
  Less allowance for loan losses.............................        (40,271)        (39,212)        (38,269)       (36,077)
                                                                ------------    ------------    ------------   ------------
Net loans....................................................      4,117,243       3,960,762       3,916,729      3,620,466
                                                                ------------    ------------    ------------   ------------
Federal Home Loan Bank stock (at cost).......................         80,500          80,502          79,510         78,475
Premises and equipment.......................................         26,928          26,564          27,084         27,790
Bank owned life insurance....................................        108,330         106,858          89,192         87,192
Other assets.................................................         57,464          57,771          55,989         57,192
                                                                ------------    ------------    ------------   ------------
     Total assets............................................   $  5,353,688    $  5,160,325    $  5,030,955     $4,778,195
                                                                ============    ============    ============   ============

LIABILITIES
Noninterest-bearing deposits.................................   $    256,265    $    287,640    $    298,832   $    260,634
Interest-bearing deposits:
     NOW accounts............................................        184,217         183,195         179,855        176,366
     Savings and money market accounts.......................      1,054,857       1,110,161         972,034        910,863
     Certificates of deposit.................................      1,319,930       1,340,925       1,365,833      1,440,409
                                                                ------------    ------------    ------------   ------------
     Total interest-bearing deposits.........................      2,559,004       2,634,281       2,517,722      2,527,638
                                                                ------------    ------------    ------------   ------------
   Total deposits............................................      2,815,269       2,921,921       2,816,554      2,788,272
                                                                ------------    ------------    ------------   ------------
Federal funds purchased and other
  short-term borrowings......................................        491,245         483,136         266,499        209,070
Short-term FHLB advances.....................................        280,000         250,000         405,000        305,000
Long-term FHLB advances and reverse..........................
     repurchase agreements...................................      1,286,726       1,026,529       1,042,804      1,002,943
Accrued expenses and other liabilities.......................         61,028          73,437          98,836         76,682
Long-term debt...............................................         50,000          50,000          50,000         63,500
                                                                ------------    ------------    ------------   ------------

     Total liabilities.......................................      4,984,268       4,805,023       4,679,693      4,445,467


SHAREHOLDERS' EQUITY
Preferred stock, $25 stated value: $2.25 cumulative
  and convertible; 5,000,000 shares authorized,
  none issued and outstanding................................              -               -               -              -
Common stock, $5 par value, 75,000,000 shares
  authorized; 63,527,000, 63,170,000, 63,115,000, and
  63,185,000 issued and outstanding, respectively............        317,633         287,133         286,883        287,207
Capital surplus..............................................         50,358          37,953          38,081         40,633
Unearned compensation - restricted stock.....................         (1,666)         (2,058)         (2,357)          (368)
Retained earnings............................................          3,893          35,274          24,952          4,373
Accumulated other comprehensive (loss) income................           (798)         (3,000)          3,703            883
                                                                ------------    ------------    ------------   ------------

     Total shareholders' equity..............................        369,420         355,302         351,262        332,728
                                                                ------------    ------------    ------------   ------------


     Total liabilities and shareholders' equity.............    $  5,353,688    $  5,160,325    $  5,030,955   $  4,778,195
                                                                ============    ============    ============   ============


                     REPUBLIC BANCORP INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       THREE MONTHS ENDED                  YEAR ENDED
                                                                          DECEMBER 31,                    DECEMBER 31,
                                                                      2003           2002             2003           2002
                                                                      ----           ----             ----           ----
INTEREST INCOME
Loans, including fees........................................    $    59,241     $    67,997     $   247,125    $   266,432
Investment securities........................................          7,287           2,846          18,555         18,272
                                                                 -----------     -----------     -----------    -----------
     Total interest income...................................         66,528          70,843         265,680        284,704
                                                                 -----------     -----------     -----------    -----------

INTEREST EXPENSE
Deposits.....................................................         13,207          17,259          56,305         75,172
Short-term borrowings .......................................          1,817           2,278           7,689         10,022
Long-term FHLB advances and
     reverse repurchase agreements...........................         14,732          13,619          54,850         50,865
Long-term debt...............................................          1,075           1,316           4,339          6,793
                                                                 -----------     -----------     -----------    -----------
     Total interest expense..................................         30,831          34,472         123,183        142,852
                                                                 -----------     -----------     -----------    -----------
Net interest income..........................................         35,697          36,371         142,497        141,852
Provision for loan losses....................................          3,000           5,000          12,000         16,000
                                                                 -----------     -----------     -----------    -----------
Net interest income after provision for loan losses..........         32,697          31,371         130,497        125,852
                                                                 -----------     -----------     -----------    -----------
NONINTEREST INCOME
Service charges..............................................          2,738           2,716          11,097          9,206
Mortgage banking income......................................          8,218          11,031          38,976         34,132
Gain on sale of securities...................................            691           3,108           2,190          5,859
Income from bank owned life insurance........................          1,472           1,318           5,519          2,192
Other noninterest income.....................................          1,152           1,139           2,997          4,638
                                                                 -----------     -----------     -----------    -----------
     Total noninterest income................................         14,271          19,312          60,779         56,027
                                                                 -----------     -----------     -----------    -----------
NONINTEREST EXPENSE
Salaries and employee benefits...............................         14,152          18,722          60,454         59,134
Occupancy expense of premises................................          2,615           2,487          10,296          9,926
Equipment expense............................................          1,590           1,808           6,768          6,903
Other noninterest expense ...................................          7,967           7,802          27,136         24,552
                                                                 -----------     -----------     -----------    -----------
     Total noninterest expense...............................         26,324          30,819         104,654        100,515
                                                                 -----------     -----------     -----------    -----------
Income before income taxes ..................................         20,644          19,864          86,622         81,364
Provision for income taxes...................................          6,019           6,122          25,896         24,687
                                                                 -----------     -----------     -----------    -----------
NET INCOME ..................................................    $    14,625     $    13,742     $    60,726    $    56,677
                                                                 ===========     ===========     ===========    ===========
Basic earnings per share.....................................    $       .23     $       .22     $       .96    $       .89
                                                                 ===========     ===========     ===========    ===========
Diluted earnings per share...................................    $       .23     $       .21     $       .95    $       .87
                                                                 ===========     ===========     ===========    ===========

                              REPUBLIC BANCORP INC.
                       SUMMARY OF SELECTED FINANCIAL DATA
                  (DOLLARS IN THOUSANDS, EXCEPT OPERATING DATA)



                                                              THREE MONTHS ENDED                      YEAR ENDED
                                                                 DECEMBER 31,                        DECEMBER 31,
                                                            2003              2002              2003              2002
                                                          -------           -------           -------           -------
OPERATING DATA (IN MILLIONS):
Residential mortgage loan closings:
    Fixed rate .................................          $   309           $ 1,196           $ 3,175           $ 3,017
    Adjustable rate ............................              217               211               866               911
                                                          -------           -------           -------           -------
       Total residential mortgage loan closings           $   526           $ 1,407           $ 4,041           $ 3,928
                                                          =======           =======           =======           =======

    Conventional loans .........................          $   372           $ 1,121           $ 3,273           $ 3,001
    Government loans ...........................               65                85               306               388
    Jumbo and other loans ......................               89               201               462               539
                                                          -------           -------           -------           -------
      Total residential mortgage loan closings .          $   526           $ 1,407           $ 4,041           $ 3,928
                                                          =======           =======           =======           =======

    Refinances (percent of total) ..............               38%               76%               66%               63%


PERFORMANCE RATIOS (ANNUALIZED FOR THE QUARTER):
Return on average assets .......................             1.13%             1.14%             1.23%             1.24%
Return on average equity .......................            16.10%            16.54%            17.33%            17.52%
Net interest margin ............................             2.95%             3.18%             3.07%             3.31%
Efficiency ratio (1) ...........................            53.42%            58.62%            52.04%            52.35%

PER COMMON SHARE DATA:
Average common shares outstanding - diluted ....           64,352            64,191            64,172            64,928
Cash dividends declared ........................          $  .095           $  .077           $  .336           $  .288
Book value .....................................          $  5.82           $  5.27           $  5.82              5.27
Tangible book value ............................          $  5.72           $  5.16           $  5.72           $  5.16






                                                          DEC. 31,          SEPT. 30,          JUNE 30,         DEC. 31,
                                                            2003              2003               2003             2002
                                                          --------          ---------         ---------         --------
CAPITAL RATIOS:
Shareholders' equity to assets..................             6.90%             6.89%             6.98%             6.96%
Tier 1 risk-based capital ......................            11.72%            11.57%            11.38%            11.18%
Total risk-based capital .......................            12.85%            12.70%            12.50%            12.26%
Tier 1 leverage ................................             8.04%             7.90%             8.09%             7.81%



(1) Includes total noninterest expense, divided by total revenue, excluding gain on sale of securities.

                              REPUBLIC BANCORP INC.
                       SUMMARY OF SELECTED FINANCIAL DATA
                  (DOLLARS IN THOUSANDS, EXCEPT OPERATING DATA)



                                                                         THREE MONTHS ENDED                 YEAR ENDED
                                                                             DECEMBER 31,                   DECEMBER 31,
                                                                         2003           2002            2003           2002
                                                                         ----           ----            ----           ----
AVERAGE BALANCES:
Total assets..................................................     $   5,161,645   $  4,805,484   $  4,938,955    $  4,558,868
Short-term investments........................................               574            589            322           1,818
Mortgage loans held for sale..................................           156,944        625,977        359,486         429,381
Total securities .............................................           614,198        195,826        364,167         295,610
Portfolio loans...............................................         4,106,918      3,702,903      3,935,699       3,589,949
Federal Home Loan Bank stock..................................            80,750         78,793         79,700          79,005
Total earning assets..........................................         4,959,384      4,604,088      4,739,374       4,395,763
Interest-bearing deposits.....................................         2,590,139      2,559,217      2,558,855       2,496,403
Short-term borrowings.........................................           641,710        544,460        603,847         450,943
Long-term FHLB advances and
     reverse repurchase agreements............................         1,200,748      1,006,084      1,063,695         928,228
Long-term debt................................................            50,000         63,500         50,563          79,356
Total interest bearing liabilities............................         4,482,597      4,173,261      4,276,960       3,954,930
Shareholders' equity..........................................           363,347        332,384        350,323         323,560

INTEREST MARGIN:
Assets:
Short-term investments........................................              0.37%          1.13%          0.68%           2.03%
Mortgage loans held for sale..................................              5.83%          6.18%          5.66%           6.45%
Total securities .............................................              4.70%          4.74%          4.88%           5.93%
Portfolio loans:
     Commercial loans.........................................              5.54%          6.48%          5.93%           6.79%
     Residential real estate mortgage loans...................              5.47%          5.89%          5.53%           6.35%
     Installment loans........................................              5.47%          6.56%          5.87%           6.89%
                                                                            -----          -----          -----           -----
     Total loans, net of unearned income......................              5.50%          6.23%          5.73%           6.61%
                                                                            -----          -----          -----           -----
Federal Home Loan Bank stock..................................              5.03%          5.79%          4.99%           6.05%
Total interest-earning assets.................................              5.40%          6.14%          5.65%           6.54%
                                                                            -----          -----          -----           -----

Liabilities:
Interest-bearing demand deposits..............................              0.27%          0.54%          0.33%           0.62%
Savings and money market accounts.............................              1.28%          1.70%          1.37%           1.78%
Time deposits.................................................              2.88%          3.51%          3.04%           4.00%
                                                                            -----          -----          -----           -----
     Total interest-bearing deposits..........................              2.02%          2.68%          2.20%           3.01%
Short-term borrowings.........................................              1.11%          1.64%          1.26%           2.19%
Long-term FHLB advances and
     reverse repurchase agreements ...........................              4.80%          5.30%          5.16%           5.40%
Long-term debt................................................              8.60%          8.29%          8.58%           8.56%
                                                                            -----          -----          -----           -----
Total interest bearing liabilities............................              2.71%          3.26%          2.86%           3.59%
                                                                            -----          -----          -----           -----

Net interest income/rate spread (FTE).........................              2.69%          2.88%          2.79%           2.95%
Impact of noninterest bearing sources of funds................              0.26%          0.30%          0.28%           0.36%
                                                                            -----          -----          -----           -----
Net interest margin (FTE).....................................              2.95%          3.18%          3.07%           3.31%
                                                                            =====          =====          =====           =====

                              REPUBLIC BANCORP INC.
                       SUMMARY OF SELECTED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)



                                                             DEC. 31,          SEPT. 30,        JUNE 30,         DEC. 31,
                                                               2003              2003             2003             2002
                                                               ----              ----             ----             ----
PORTFOLIO LOAN SUMMARY:

     Commercial loans:
          Commercial and industrial..................     $      38,319    $      41,668     $      44,352    $      48,509
          Commercial real estate mortgage............         1,482,814        1,432,260         1,432,456        1,420,758
                                                          -------------    -------------     -------------    -------------
               Total commercial loans................         1,521,133        1,473,928         1,476,808        1,469,267
     Residential real estate mortgages...............         2,014,809        1,929,312         1,894,246        1,593,929
     Installment loans (1)...........................           621,572          596,734           583,944          593,347
                                                          -------------    -------------     -------------    -------------
          Total portfolio loans......................     $   4,157,514    $   3,999,974     $   3,954,998    $   3,656,543
                                                          =============    =============     =============    =============


NON-PERFORMING ASSETS:
     Non-accrual loans:
          Commercial.................................     $      27,666    $      23,699     $      16,696    $      19,167
          Residential real estate mortgage...........            11,181           11,456            10,534           15,215
          Installment................................               873            1,241             1,523            2,876
                                                          -------------    -------------     -------------    -------------
              Total non-accrual loans................            39,720           36,396            28,753           37,258
     Restructured loans..............................                 -                -                 -            2,309
     Other real estate owned.........................             2,718            3,219             3,456            2,904
                                                          -------------    -------------     -------------    -------------
          Total non-performing assets................     $      42,438    $      39,615     $      32,209    $      42,471
                                                          =============    =============     =============    =============


ALLOWANCE FOR LOAN LOSSES (FOR THE QUARTER):

Balance at beginning of period.......................     $      39,212    $      38,269     $      37,185    $      33,124
     Loans charged off:
       Commercial....................................             1,618            1,816             1,542            1,246
       Residential real estate mortgage..............                54              169               189              232
       Installment - direct..........................               541              315               502              400
       Installment - indirect........................               128              201               170              430
                                                          -------------    -------------     -------------    -------------
           Total charge-offs.........................             2,341            2,501             2,403            2,308
                                                          -------------    -------------     -------------    -------------
     Recoveries:
       Commercial....................................               263              250               259               16
       Residential real estate mortgage..............                 -                -                 -                -
       Installment - direct..........................                40               88                93               50
       Installment - indirect........................                97              106               135              195
                                                          -------------    -------------     -------------    -------------
          Total recoveries...........................               400              444               487              261
                                                          -------------    -------------     -------------    -------------
     Net charge-offs.................................             1,941            2,057             1,916            2,047
     Provision charged to expense....................             3,000            3,000             3,000            5,000
                                                          -------------    -------------     -------------    -------------
Balance at end of period.............................     $      40,271    $      39,212     $      38,269    $      36,077
                                                          =============    =============     =============    =============



(1) Includes indirect installment loan balances at December 31, 2003, September 30, 2003, June 30, 2003 and December 31, 2002, of $13.4 million, $17.1 million, $22.2 million and $36.8 million, respectively.

                              REPUBLIC BANCORP INC.
                       SUMMARY OF SELECTED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)


                                                              DEC. 31,          SEPT. 30,         JUNE 30,         DEC. 31,
                                                                2003              2003              2003             2002
                                                                ----              ----              ----             ----
ASSET QUALITY RATIOS:
     Non-performing assets to loans and
         other real estate owned (1).......................      .99%             .90%              .73%               .98%
     Non-performing assets to total assets ................      .79%             .77%              .64%               .89%
     Allowance for loan losses
         to non-performing loans...........................   101.39%          107.74%           133.10%             91.18%
     Allowance for loan losses to loans (2)................      .97%             .98%              .97%               .99%
     Allowance for loan losses to loans (excluding
         residential real estate mortgages) (2)............     1.88%            1.89%             1.86%              1.75%
     Net charge-offs to average loans: (1,3)
         Commercial loans .................................      .36%             .43%              .35%               .33%
         Residential real estate mortgage loans............      .01%             .03%              .03%               .04%
         Installment loans:
              Direct installment loans ....................      .34%             .16%              .29%               .25%
              Indirect installment loans...................      .82%            1.94%              .55%              2.30%
                                                             --------        ---------        ----------         ----------
         Total loans.......................................      .18%             .19%              .18%               .19%
                                                             ========        =========        ==========         ==========
         Earnings coverage of net charge-offs (3,4)........    11.83x           12.00x            12.65x             10.63x



(1)  Includes mortgage loans held for sale.
(2)  Excludes mortgage loans held for sale.
(3)  Quarter-to-date, annualized.
(4) Operating earnings before taxes plus the provision for loan losses divided by net charge-offs.